                                                                    EXHIBIT 10.1
                               SUBLEASE AGREEMENT


     SUBLEASE AGREEMENT ("Sublease") made and entered into this 9th day of February, 1996, by and between NATIONSBANK, N.A. (SOUTH), a national banking association ("Sublessor") and FORSYTH BANK SHARES, INC., a Georgia corporation, holding company of THE CITIZENS BANK OF FORSYTH COUNTY ("Sublessee").


                              W I T N E S S E T H:


     WHEREAS, BASOT ASSOCIATES LIMITED PARTNERSHIP ("Lessor"), and BANK SOUTH, N.A., a national banking association ("Bank South"), entered into that certain Lease Agreement, dated December 15, 1984 ("Lease"), for the lease by Lessor to Lessee of certain space more particularly defined in the Lease as the Premises ("Premises"), which Premises are located in the Building (as defined below);

     WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor all of the Premises, as hereinafter set forth;

     WHEREAS, Sublessor is the successor by operation of law to Bank South; and

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   SUBLEASED PREMISES.  Sublessor hereby sublets to Sublessee, and
          ------------------
Sublessee hereby hires and takes from the Sublessor that certain space ("Subleased Premises"), shown on Exhibit "A" attached hereto and made a part
                                 -----------
hereof, and consisting of 4,500 (FOUR THOUSAND FIVE HUNDRED) rentable square feet, in a free standing building with a drive through in Tri-County Plaza Shopping Center located at 501 Highway 9 and 20, Cumming, Georgia (the "Building").

     2.   TERM OF SUBLEASE.  The term of this Sublease shall commence on the
          ----------------
earlier of (i) the date Sublessee occupies the Subleased Premises for the purpose of conducting business therefore or (ii) the date on which Sublessee obtains Government Approval (as defined in Section 19 below), and shall end on the 31st day of August, 2000 (the "Expiration Date") (or until such term shall sooner cease or expire as hereinafter provided).


     3.  EXTENSION OPTIONS.  Sublessor grants to Sublessee three (3) options to
         -----------------
extend the term of the Sublease upon and subject to the following terms and conditions:

          (a) The period of extension for the first option shall be five (5) years and four months, commencing on the day after the Expiration Date and ending on December 31, 2005 (such option being hereinafter referred to as the "First Extension Option" and its period hereinafter referred to as the "First Extension Period"), and the period of the extension for the second option shall be four (4) years, commencing on the day after the end of the First Extension Period and ending on December 31, 2009 (such option being hereinafter referred to as the "Second Extension Option" and its period hereinafter referred to as the "Second Extension Period") and the period of extension for the third option shall be five (5) years, commencing on the day after the end of the Second Extension Period and ending on the December 31, 2014 (such option being hereinafter referred to as the "Third Extension Period" and its period hereinafter referred to as the 'Third Extension Period") (the First Extension Option, the Second Extension Option and the Third Extension Option are sometimes hereinafter referred to, collectively, as the "Extension Options" and individually, as an "Extension Option"; and the First Extension Period, Second Extension Period and Third Extension Period are sometimes hereinafter referred to, collectively, as the "Extension Periods" and, individually, as an "Extension Period").

          (b) Sublessee must exercise the First Extension Option by written notice to Sublessor given at least three hundred ninety (390) days before the Expiration Date. Sublessee must exercise the Second Extension Option by written notice given at least three hundred ninety (390) days before the end of the First Extension Period. Sublessee must exercise the Third Extension Option by written notice given three hundred ninety (390) days before the end of the Second Extension Period. If Sublessee fails to give timely notice of its exercise of the First Extension Option, all three of the Extension Options shall lapse unexercised. If Sublessee fails to give timely notice of its exercise of the Second Extension Option, the Second and Third Extension Options shall lapse unexercised. If Sublessee fails to give timely notice of its exercise of the Third Extension Option, the Third Extension Option shall lapse unexercised.

          (c) Each Extension Option shall be applicable to the entire Subleased Premises, as the same may have been expanded from time to time pursuant to the terms of this Sublease.

          (d) The terms and conditions of this Sublease, as it may have been amended from time to time, shall remain in full force and effect during any Extension Period, except that (i) the Rent for each Extension Period shall be adjusted at the commencement of such Extension Period to the then "Prevailing Market Rate" (as hereinafter defined) and (ii) Sublessee shall have one less Extension Option than it had prior to the commencement of such Extension Period.

          (e) At least thirty (30) days before the commencement of each Extension Period, Sublessor and Sublessee agree to enter into an amendment to this Sublease to document the exercise of the subject Extension Option.

          (f) "Prevailing Market Rate" shall mean the then prevailing market rate for base rental for leases comparable to this Sublease for "second generation" space comparable to the Subleased Premises and the Building, taking into account such factors offered to third party tenants for comparable space as rent or other concessions, any improvement allowances above base building condition, and the value of the tenant improvement already in place in the Subleased Premises and at such comparable locations at the commencement of the Extension Period, moving allowances and the creditworthiness of the tenant. The Prevailing Market Rate shall be determined between Sublessor and Sublessee by mutual agreement; however, if Sublessor and Sublessee cannot agree, the Prevailing Market Rate shall be established in the manner specified in subsection (g) below in this Section 3, provided, however, Sublessor and Sublessee acknowledge and agree that any additional square footage added to the Subleased Premises as a result of the addition of any mezzanine level as described in Sublessee's Work shall not be taken into account in determining any increase in Rent to reflect Prevailing Market Rate.

          (g) If Sublessor and Sublessee have not reached an agreement as to the Prevailing Market Rate within thirty (30) days after Sublessee has exercised any Extension Option, Sublessor shall advise Sublessee in writing, of its determination of the Prevailing Market Rate, on a per square foot basis, as of the beginning of the applicable Extension Period. Within thirty (30) days after receipt of Sublessor's determination of the Prevailing Market Rate, Sublessee shall advise Sublessor, in writing, whether or not Sublessee accepts or rejects the Prevailing Market Rate specified by Sublessor. Failure to accept or reject the Prevailing Market Rate specified by Sublessor shall be deemed acceptance by Sublessee. If Sublessee rejects the Prevailing Market Rate determined by Sublessor, Sublessee shall specify in such notice its selection of a real estate appraiser who shall act on Sublessee's behalf in determining the Prevailing Market Rate. Within twenty (20) days after the Sublessor's receipt of Sublessee's selection of a real estate appraiser, Sublessor, by written notice to Sublessee, shall designate a real estate appraiser, who shall act on Sublessor's behalf in the determination of the Prevailing Market Rate. Within twenty (20) days of the selection of Sublessor's appraiser, the two appraisers shall render a joint written determination of the Prevailing Market Rate. If the two appraisers are unable to agree upon a joint written determination within said twenty (20) day period, each appraiser shall render his or her own written determination and the two appraisers shall select a third appraiser within such twenty (20) day period. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall select one of the determinations of the two appraisers originally selected, without modification or qualification.
                                        -------------------------------------
All appraisers selected in accordance with this subsection shall have at least five (5) years prior experience in the metropolitan Atlanta commercial leasing market and shall be members of the American Institute of Real Estate Appraisers or a similar professional organization. If either Sublessor or Sublessee fails or refuses to select an appraiser, the other appraiser shall alone determine the Prevailing Market Rate. Sublessor and Sublessee agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this subsection 3(g) for the applicable Extension Period. Sublessor shall bear the fees and expenses of its appraisers; Sublessee shall bear the fees and expenses of its appraisers; and Sublessor and Sublessee shall share equally the fees and expenses of the third appraiser, if any.

          (h) Notwithstanding anything in this Section 3 to the contrary, Sublessee shall have no right to exercise any of the Extension Options under this Section 3, nor shall Sublessor have any obligation to enter into a sublease for any of the Extension Periods with Sublessee, at any time during which any of
(i) Sublessee is in default, or an event of default exists with respect to Sublessee, under this Sublease, which default or event of default remains uncured following the expiration of the cure period, if any, expressly applicable thereto pursuant to the terms of this Sublease, or (ii) this Sublease is not in full force and effect; or (iii) Sublessor has exercised its purchase option under the Lease; or (iv) any option to extend the Lease which would be required to extend the term of this Sublease is not exercised for any reason.

     4.   THE LEASE.
          ---------

          (a) Sublessee acknowledges that it has reviewed and is familiar with all of the terms, covenants and conditions of the Lease, a copy of which is attached hereto as Exhibit "B" and made part hereto. All of the terms, covenants and conditions of the Lease, as applicable to the Subleased Premises are incorporated herein and made a part hereof as if set forth herein at length, except that "Lessor" shall be deemed to mean Sublessor and "Lessee" shall be deemed to mean Sublessee; provided, however, that none of the provisions of
Section 3.5, Section 3.6 or Section 3.7 of the Lease shall apply to Sublessee. Lessee assumes and agrees, except as otherwise provided herein, to perform, observe and comply with all of the terms, covenants and conditions on the Lessee's part to be performed, observed and complied with under the Lease as the same may or shall relate to the occupancy of the Subleased Premises.

          (b) This Sublease is expressly made subject and subordinate to all of the terms and covenants of the Lease. Any termination of the Lease or Sublessor's right to the possession of the Premises shall result in a termination of this Sublease unless Lessor elects to continue this Sublease in effect as a direct lease between Lessor and Sublessee.

     5.   OCCUPANCY.
          ---------

          (a) Sublessee shall use and occupy the Subleased Premises solely for executive and general offices and otherwise in compliance with all of the terms of the Lease.

          (b) Except as set forth herein, Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Lease, or render Sublessor liable for any charge or expense. Sublessee further covenants and agrees to indemnify Sublessor against and hold Sublessor harmless from any loss or liability arising out of, by reason of, or resulting from, Sublessee's failure to perform or observe any of the terms and conditions of the Lease pertaining to the Subleased Premises. Any other provision in this Sublease to the contrary notwithstanding, Sublessee shall pay to Sublessor as additional rent any and all sums which Sublessor may be required to pay to its Lessor arising out of, by reason of, or resulting from Sublessee's failure to perform or observe one or more of the terms and conditions of the Lease pertaining to the Subleased Premises.

          (c) Sublessee agrees that Sublessor shall not be required to perform any of the covenants and obligations of Lessor under the Lease or provide Sublessee any services or constrict any improvements in the Subleased Premises, Sublessee hereby agreeing to accept the Subleased Premises "as-is" except for certain improvements referenced in Paragraph 8 and described on Exhibit "C" of this Sublease. Insofar as any of the covenants and obligations of Sublessor hereunder are required to be performed under the Lease by Lessor thereunder, Sublessee acknowledges that Sublessor shall be entitled to look to Lessor for such performance. Sublessor shall take such action as Sublessor determines is reasonably appropriate under the circumstances, to secure such performance upon Sublessee's written request therefore. If Sublessor determines that it will not take any further action to enforce any specific obligations of Lessor but Sublessee believes further enforcement action is necessary with respect to the Subleased Premises, Sublessee will take all action reasonably necessary to enforce Lessor's obligations; provided (i) Sublessee reimburses Sublessor for all reasonable expenses (including reasonable attorneys' fees and court costs) incurred by Sublessor in connection with such further enforcement actions; (ii) no default is caused as a result of such action; (iii) Sublessee indemnifies Sublessor for any damages, claims or expenses incurred by Sublessor as a result of such proceedings.

          (d) If any event described in Section 5.1(a) of the Lease shall occur in respect of Sublessee, Sublessee's property or the Subleased Premises, or if Sublessee shall default in the payment of Rent or Additional Rent hereunder or in the performance or observance of any of the terms, covenants and conditions of this Sublease or of the Lease on the part of Sublessee to be performed or observed, Sublessor shall be entitled to the rights and remedies herein provided or reserved by Lessor in the Lease.

     6.   ANNUAL RENT.  Sublessee shall pay to Sublessor annual rent ("Rent") in
          -----------
equal monthly installments in those amounts and for the period set forth opposite such amounts as set forth on Exhibit D attached hereto and incorporated herein by this reference. Rent shall be due on or before the first day of each calendar month during the term of this Lease without notice, or except as may be specifically permitted herein or in the Lease, offset or demand, with the first month's rent paid at the time this Sublease is executed.

     7.   LATE PAYMENTS.  From and after 10 days after Sublessee's receipt of
          -------------
the due notice of any payment of Rent or Additional Rent, or any other payments hereunder, interest shall accrued thereon, until paid in full, at the rate of 12% per annum.

     8.   SUBLESSEE'S IMPROVEMENTS.  (a) Upon complete execution of the
          ------------------------
Sublease, Sublessor acknowledges that Sublessee intends to modify and construct additional interior improvements to the Subleased Premises in accordance with Exhibit "C" attached hereto ("Sublessee's Work"). In this regard, by execution
- -----------
hereof, Sublessor hereby expressly consents to the construction and completion of the Sublessee's Work by Sublessee upon commencement of the Subleased Term, subject to Sublessee's obtaining the prior consent of Lessor to Sublessee's Work. The validity of this Sublease shall not be affected, nor shall Rent or Additional Rent abate during any period of construction of the Sublessee's Work. Alterations, decorations, installations, additions or improvements in or to the Subleased Premises shall be made at Sublessee's sole cost and expense and shall be subject to all of the terms and conditions of the Lease, including, without limitation, the provisions of Section 3.4 of the Lease.

          (b) In addition to those items set forth on Exhibit C attached hereto,
                                                      ---------
Sublessee's Work shall include the following:

              (i) Signage - Subject to the review and approval of Lessor,
                  -------
Sublessee shall have the right to erect an appropriate sign substantially similar in size, design and appearance to the signage of other tenants of the Building advertising in Sublessee's business on the portion of the exterior of the Building designated by Lessor for placement of Sublessee's sign. The cost of the installation and all other costs and expenses associated with said sign shall be borne by Sublessee at its sole cost and expense. The size, design, appearance and location of Sublessee's signage shall require Lessor's approval prior to installation. Such sign shall comply with all applicable signage criteria established by Lessor from time to time and all requirements of appropriate governmental authorities, and all necessary permits or licenses for such signage shall be obtained by Sublessee at its sole cost and expense. Sublessee shall maintain its sign in good condition and repair at all times and shall save Lessor and Sublessor harmless from injury to person or property arising from the erection, use and maintenance of said sign. Upon vacating the Subleased Premises, Sublessee shall remove its sign and repair all damage to the Building caused by the installation, maintenance or removal of said sign, and, if Sublessee fails to do so, Lessor or Sublessor may remove such sign and repair any damage resulting therefrom at Sublessee's expense.

          (ii) Exterior Paint - Sublessee shall have the right to paint the
               --------------
exterior of the Building at Sublessee's sole cost and expense, provided, however, the color and materials used by Sublessee to complete any painting shall be subject to the prior approval of Lessor.

          (iii) Safe Deposit Boxes - Sublessee shall have
                ------------------
the right to install safe deposit boxes within the Subleased Premises at its sole cost and expense. Upon vacating the Subleased Premises, Sublessee shall, at its option, remove said safe deposit boxes and repair all damage to the Building caused by the installation, maintenance or removal of said safe deposit boxes, and, if Sublessee fails to do so, Lessor or Sublessor may remove said safe deposit boxes and repair any damage resulting therefrom at Sublessee's expense.

          (iv) ATM Facility - Sublessor and Sublessee hereby expressly
               ------------
acknowledge and agree that the Subleased Premises leased pursuant to this Sublease include the portion of the Building described on Exhibit A hereto as
                                                          ---------
the "ATM Facility", in which Sublessee shall have the right, during the term of this Sublease and any extensions hereof, to install and maintain an Automated Teller Machine Facility. Upon vacating the Subleased Premises, Sublessee shall remove said ATM Facility and repair all damage to the Building caused by the installation, maintenance or removal of said ATM Facility, and, if Sublessee fails to do so, Lessor or Sublessor may remove said ATM Facility and repair any damage resulting therefrom at Sublessee's expense. Sublessee may, at its cost and with Sublessor's and Landlord's prior approval, install a drive up ATM Facility within proximity to the drive-thru window under the same limitations as set forth herein.

     9.   RENTAL ADJUSTMENT.  Sublessee shall, for each calendar year during the
          -----------------
term of this Sublease pay to Sublessor as Additional Rent, the full amount of any real property taxes or common area maintenance expenses associated with the Subleased Premises within thirty (30) days after receiving a bill for any such Additional Rent from Sublessor.

     Sublessee shall be responsible for and shall pay in a timely manner all charges for consumption of utility charges furnished to the Subleased Premises during the term of this Sublease.

     10.  SECURITY DEPOSIT.  Sublessee shall deposit with Sublessor upon the
          ----------------
execution of this agreement the sum of FIVE THOUSAND SIX HUNDRED TWENTY-FIVE and N0/100 ($5,625.00) Dollars as a security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of rent and additional rent. Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of the Sublease, including, but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency shall have accrued before or after summary proceedings or other re-entry by Sublessor or Lessor.
If Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Sublessee after the date fixed at the end of this Sublease and after delivery of the entire possession of the Subleased Premises to the Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor Sublessor's legal representatives, successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     11.  EMINENT DOMAIN AND CASUALTY.
          ---------------------------

          (a) If the whole or any part of the Building or the Premises shall be taken or condemned in any manner by any competent authority or for any public or quasi public use, or damaged or destroyed by casualty and the Lessor under the Lease or Sublessor as Tenant thereunder, shall terminate the Lease as provided in the Lease, in any such event, the term of this Sublease shall cease and terminate as of the date of vesting of title or such termination, as the case may be.

          (b) Sublessee agrees to carry those policies of insurance required under the Lease with respect to the Subleased Premises, which policy or policies shall name Lessor and Sublessor as an additional insured or loss payee, as applicable, which policy or policies shall be issued by a company which is reasonably acceptable to Lessor and Sublessor and licensed to do business in the state of Georgia and such policy or policies shall provide that said insurance shall not and may not be cancelled unless thirty (30) days prior written notice shall have been given to Lessor and Sublessor. Said policy or policies, or certificates thereof, shall be delivered to Lessor and Sublessor by Sublessee upon commencement of the term of this Sublease and upon each renewal of said insurance.

     12.  NO ASSIGNMENT OR SUBLETTING.  Sublessee, for itself, its successors
          ---------------------------
and assigns, expressly covenants that it shall not assign, mortgage or encumber this Sublease, nor sublet, nor suffer or permit the Subleased Premises or any part thereof to be used by others, without the prior written consent of Sublessor and Lessor in each instance, which consent may be granted or withheld by Sublessor in its sole, unfettered discretion.

     13.  QUIET ENJOYMENT.  Sublessor covenants and agrees with Sublessee that
          ---------------
upon Sublessee's paying the rent and additional rent and observing and performing all of the terms, covenants and conditions on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Subleased Premises, subject, nevertheless, to the terms and conditions of this Sublease, to the Lease and to all and mortgages, security deeds, ground leases or other superior interests mentioned in the Lease.

     14.  "SUBLESSOR".  The term "Sublessor" as used in this Sublease means only
           ---------
the Tenant under the Lease at the time in question, so that if the Lease shall be assigned and assumed, such assignor shall be thereupon released and discharged from all covenants, conditions and agreements of Sublessor hereunder after the date of such assignment and assumption, but such covenants and agreements shall be binding upon each successor assignee until thereafter assigned.

     15.  INDEMNITY.  Each party hereto does hereby indemnify the other, and
          ---------
agrees to hold the other harmless, of and from any claim, damage, liability cost or expense, including reasonable attorneys' fees, which either may suffer or incur by reason of the failure of the other to perform, observe and comply with any of the terms, covenants and conditions of this Sublease or the Lease, as they may effect the Subleased Premises. Sublessee further indemnities Sublessor to the same extent Sublessor is obligated to indemnify Lessor under the Lease, but with respect to the Subleased Premises and Sublessee's use thereof only. Sublessee shall also carry insurance of the types and amounts required by the

Lease at all times during the Sublease Term and shall provide reasonable evidence thereof to Sublessor and Lessor.

     16.  BROKERAGE.  Sublessor and Sublessee hereby covenant and agree to one
          ---------
another that no brokerage fees or commissions are due with respect to or in conjunction with this Sublease, except for Grubb & Ellis, which has represented Sublessor and which is to be paid a real estate commission pursuant to a separate agreement with Sublessor. Sublessor and Sublessee hereby indemnify one another, and hold one another harmless, from and against all loss, cost, damage or expense, including, but not limited to, attorneys' fees and court costs incurred by a party hereto as a result of any claims for brokerage fees or commissions due which are made by, through or under the other party thereto.

     17.  CONSENT OF LESSOR UNDER LEASE.  This Sublease is executed subject to
          -----------------------------
such right as the Lessor under the Lease may have to withhold consent in the manner and to the extent described the Lease. Promptly upon execution hereof, Sublessor will submit this Sublease to Lessor for consent (and will also request consent for the alterations and improvements described in Exhibit "C") and will
                                                          ------------
use all reasonable efforts to obtain such consent as soon as reasonably possible.

     18.  NOTICES.  Any and all notices which are or may be required to be given
          -------
pursuant to the terms of this Sublease or the Lease shall be sent by registered or certified mail, return receipt requested, to the parties hereto at their respective addresses hereinabove set forth or to such other addresses as either party shall give notice of in like manner; with a copy if to Sublessor:
NationsBank, N.A. (South), 715 Peachtree Street, Tenth Floor, Atlanta, Georgia 30308; and if to Sublessee at The Citizens Bank of Forsyth County, 119 West Courthouse Square, Cumming, Georgia 30130, Attn: James J. Meyers.

     19.  CONTROLLER OF CURRENCY APPROVAL.  Notwithstanding anything to the
          -------------------------------
contrary set forth herein, the effectiveness of this Sublease, and the obligations of the parties hereto, including, without limitation, the obligation of Sublessor to deliver the Subleased Premises to Sublessee, shall be subject to and conditioned upon the approval of this Sublease and the Subleased Premises by the Georgia Department of Banking and Finance or other governmental regulatory agency ("Governmental Approval") whose approval of this Sublease is required, within ninety (90) days of the date of this Sublease, (the "Approval Period"). If Government Approval is not obtained within the Approval Period, then, at its option, Sublessor may be entitled to terminate this Lease without further obligation. Evidence of Government Approval in form and content reasonably satisfactory to Sublessor shall be submitted by Sublessee to Sublessor immediately upon Sublessee obtaining such approval.

     20.  BINDING EFFECT.  The covenants, conditions and agreements contained
          --------------
herein shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, distributes, executors, administrators, successors and assigns, as permitted hereby.

     21.  GOVERNING LAW.  This Sublease is entered into in the State of Georgia,
          -------------
and its validity and interpretation shall be construed in accordance with the laws of that state.

     22.  CONSENTS BY LESSOR.  All prior consents or approvals required by the
          ------------------
terms of this Sublease to be obtained from Lessor by Sublessee shall inure to the benefit of Sublessee.

     23.  PURCHASE OPTION.  Sublessor grants to Sublessee an option to purchase
          ---------------
the Premises pursuant to the provisions of Section 3.6 of the Lease ("Purchase Option") upon and subject to the following terms and conditions:

          (a) Sublessee shall provide Sublessor with notice of its intent to exercise the Purchase Option by written notice to Sublessor given at least three hundred (300) days prior to the Expiration Date;

          (b) The Closing shall be held at such location as shall be determined by Sublessor on or before the Expiration Date;

          (c) The purchase price for the Subleased Premises shall be at a price equal to that determined in accordance with the provisions of Section 3.6 of the Lease;

          (d) In the event of any conflict concerning the Purchase Option between the terms of Section 3.6 of the Lease and the provisions of this paragraph 23, the provisions of Section 3.6 of the Lease shall control;

          (e) Notwithstanding anything in this Section 23 to the contrary, Sublessee shall have no right to exercise the Purchase Option under this Section 23, nor shall Sublessor have any obligation to honor such option, at any time during which either (i) Sublessee is in default, or an event of default exists with respect to Sublessee under this Sublease, which default or event of default remains uncured following the expiration of the cure period, if any, expressly applicable thereto pursuant to the terms of this Sublease, or (ii) this Sublease is not in full force and effect, or (iii) at the time Sublessee exercises the Purchase Option, Sublessor no longer holds either fee simple title or leasehold title pursuant to the Lease of the Subleased Premises; and

          (f) Notwithstanding the existence of any other purchase option rights granted to Sublessor under the Lease, Sublessee's option to purchase the Subleased Premises shall be limited solely to that specifically set forth in this Section 23.

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed by their duly authorized partners or officers.

                         SUBLESSOR:

                         NATIONSBANK, N.A. (SOUTH), a national
                         banking association


                         By:  /s/ Daniel J. Goerke
                              --------------------
                              Its: Vice President
                                   ---------------


                         SUBLESSEE

                         FORSYTH BANK SHARES, INC., a Georgia corporation, the holding corporation of THE CITIZENS BANK OF FORSYTH COUNTY,


                         By:  /s/ James J. Myers
                              ------------------
                              Its: Chairman
                                   -------------


                                 [CORPORATE SEAL]

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